Exhibit 16.1

                     (Grassi & Co., CPA's, P.C. Letterhead)
                      (formerly Feldman Sherb & Co., P.C.)


September 19, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Commissioners:

     We have read the statements made by Capital Beverage Corporation which was provided to us on September 19, 2002 (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated May 11, 2002. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ Grassi & Co., CPA's, P.C
    -------------------------
    Grassi & Co., CPA's, P.C
   (formerly Feldman Sherb & Co., P.C.)